As filed with the U.S. Securities and Exchange Commission on August 20, 2026

Registration No. 333-271767

Registration No. 333-255454

Registration No. 333-239255

Registration No. 333-231066

Registration No. 333-212075

Registration No. 333-183875

Registration No. 333-167161

Registration No. 333-161604

Registration No. 333-156419

Registration No. 333-137951

Registration No. 333-132068

Registration No. 333-122344

Registration No. 333-107263

Registration No. 333-104871

Registration No. 333-87508

Registration No. 333-48548

Registration No. 333-88021

Registration No. 333-37530

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENTS TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-271767

FORM S-8 REGISTRATION STATEMENT NO. 333-255454

FORM S-8 REGISTRATION STATEMENT NO. 333-239255

FORM S-8 REGISTRATION STATEMENT NO. 333-231066

FORM S-8 REGISTRATION STATEMENT NO. 333-212075

FORM S-8 REGISTRATION STATEMENT NO. 333-183875

FORM S-8 REGISTRATION STATEMENT NO. 333-167161

FORM S-8 REGISTRATION STATEMENT NO. 333-161604

FORM S-8 REGISTRATION STATEMENT NO. 333-156419

FORM S-8 REGISTRATION STATEMENT NO. 333-137951

FORM S-8 REGISTRATION STATEMENT NO. 333-132068

FORM S-8 REGISTRATION STATEMENT NO. 333-122344

FORM S-8 REGISTRATION STATEMENT NO. 333-107263

FORM S-8 REGISTRATION STATEMENT NO. 333-104871

FORM S-8 REGISTRATION STATEMENT NO. 333-87508

FORM S-8 REGISTRATION STATEMENT NO. 333-48548

FORM S-8 REGISTRATION STATEMENT NO. 333-88021

FORM S-8 REGISTRATION STATEMENT NO. 333-37530

UNDER

THE SECURITIES ACT OF 1933

Webster Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	06-1187536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Santander Holdings USA, Inc.

as successor by merger to Webster Financial Corporation

75 State Street

Boston, Massachusetts 02109

(Address, including zip code, of registrant’s principal executive offices)

(800) 493-8219

(Registrant’s telephone number, including area code)

Webster Financial Corporation 2021 Stock Incentive Plan

Webster Bank Retirement Savings Plan

Webster Financial Corporation Employee Stock Purchase Plan

Webster Financial Corporation Amended and Restated 1992 Stock Option Plan

Webster Financial Corporation Executive Stock Purchase Plan

2004 Amended and Restated Stock Option Plan for Outside Directors of NewMil Bancorp, Inc.

2004 Amended and Restated Stock Option Plan and Incentive Plan for Officers and Key Employees of NewMil Bancorp, Inc.

2001 Directors Retainer Fees Plan

First City Bank 2000 Stock Option Plan

First City Bank 1997 Stock Option Plan

First City Bank 1989 Stock Option Plan

The North American Bank and Trust Company Officers’ and Employees’ Stock Option Plan

Webster Bank Employee Investment Plan

New England Community Bancorp, Inc. 1997 Non-Officer Director’s Stock Option Plan

New England Community Bancorp, Inc. 1996 Incentive and Nonqualified Compensatory Stock Option Plan

New England Community Bancorp, Inc. 1990 Bank of South Windsor Non-Qualified Stock Option Plan

(Full title of the plans)

Brian Yoshida

Chief Legal Officer

Santander Holdings, USA, Inc.

75 State Street

Boston, Massachusetts 02109

(800) 493-8219

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Mark F. Veblen, Esq.

Kathryn Gettles-Atwa, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) are being filed by Webster Financial Corporation, a Delaware corporation (the “Registrant”), with the U.S. Securities and Exchange Commission (the “SEC”) to terminate all offerings and to deregister any and all shares of common stock of the Registrant, par value $0.01 per share (“Common Stock”), together with any and all plan interests and other securities, that remain unsold or otherwise unissued as of the date hereof under the following Registration Statements on Form S-8 (collectively, the “S-8 Registration Statements”):

•

Registration Statement on Form S-8 (No. 333-271767), filed with the SEC on May 9, 2023 registering 4,000,000 shares of Common Stock issuable pursuant to the Webster Financial Corporation 2021 Stock Incentive Plan (the “2021 Stock Incentive Plan”);

•	Registration Statement on Form S-8 (No. 333-255454), filed with the SEC on April 23, 2021 registering 4,000,000 shares of Common Stock issuable pursuant to the 2021 Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-239255), filed with the SEC on June 18, 2020 registering 750,000 shares of Common Stock issuable pursuant to the Webster Bank Retirement Savings Plan;

•

Registration Statement on Form S-8 (No. 333-231066), filed with the SEC on April 26, 2019 registering 300,000 shares of Common Stock issuable pursuant to the Webster Financial Corporation Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-212075), filed with the SEC on June 16, 2016 registering (i) 2,500,000 shares of Common Stock issuable pursuant to the Webster Financial Corporation Amended and Restated 1992 Stock Option Plan (the “1992 Stock Option Plan”) (as amended into the 2021 Stock Incentive Plan), and (ii) 650,000 shares of Common Stock issuable pursuant to the Webster Bank Retirement Savings Plan;

•	Registration Statement on Form S-8 (No. 333-183875), filed with the SEC on September 13, 2012 registering 650,000 shares of Common Stock issuable pursuant to the Webster Bank Retirement Savings Plan;

•

Registration Statement on Form S-8 (No. 333-167161), filed with the SEC on May 27, 2010 registering (i) 2,600,000 shares of Common Stock issuable pursuant to the 1992 Stock Option Plan (as amended into the 2021 Stock Incentive Plan), and (ii) 500,000 shares of Common Stock issuable pursuant to the Webster Financial Corporation Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-161604), filed with the SEC on August 28, 2009 registering 450,000 shares of Common Stock issuable pursuant to the Webster Financial Corporation Executive Stock Purchase Plan;

•

Registration Statement on Form S-8 (No. 333-156419), filed with the SEC on December 23, 2008 registering 1,600,000 shares of Common Stock issuable pursuant to the 1992 Stock Option Plan (as amended into the 2021 Stock Incentive Plan);

•

Registration Statement on Form S-8 (No. 333-137951), filed with the SEC on October 11, 2006 registering 300,000 shares of Common Stock issuable pursuant to the 2004 Amended and Restated Stock Option Plan for Outside Directors of NewMil Bancorp, Inc. and the 2004 Amended and Restated Stock Option Plan and Incentive Plan for Officers and Key Employees of NewMil Bancorp, Inc.;

•	Registration Statement on Form S-8 (No. 333-132068), filed with the SEC on February 27, 2006 registering 49,063 shares of Common Stock issuable pursuant to the 2001 Directors Retainer Fees Plan;

•

Registration Statement on Form S-8 (No. 333-122344), filed with the SEC on January 27, 2005 registering (i) 45,600 shares of Common Stock issuable pursuant to the First City Bank 2000 Stock Option Plan, (ii) 25,650 shares of Common Stock issuable pursuant to the First City Bank 1997 Stock Option Plan, (iii) 11,970 shares of Common Stock issuable pursuant to the First City Bank 1989 Stock Option Plan, and (iv) 29,469 shares of Common Stock issuable pursuant to The North American Bank and Trust Company Officers’ and Employees’ Stock Option Plan;

•

Registration Statement on Form S-8 (No. 333-107263), filed with the SEC on July 23, 2003 registering 2,200,000 shares of Common Stock issuable pursuant to the 1992 Stock Option Plan (as amended into the 2021 Stock Incentive Plan);

•

Registration Statement on Form S-8 (No. 333-104871), filed with the SEC on April 30, 2003 registering 375,000 shares of Common Stock issuable pursuant to the Webster Bank Employee Investment Plan (amended into the Webster Bank Retirement Savings Plan);

•

Registration Statement on Form S-8 (No. 333-87508) filed with the SEC on August 8, 2001 registering 1,500,000 shares of Common Stock issuable pursuant to the 1992 Stock Option Plan (as amended into the 2021 Stock Incentive Plan);

•

Registration Statement on Form S-8 (No. 333-48548), filed with the SEC on October 25, 2000 registering 2,961,000 shares of Common Stock, issuable pursuant to the Webster Financial Corporation 1992 Stock Option Plan (as amended into the 1992 Stock Option Plan and then the 2021 Stock Incentive Plan);

•

Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-88021), filed with the SEC on June 30, 2000 registering 85,118 shares of Common Stock issuable pursuant to the New England Community Bancorp, Inc. 1997 Non-Officer Director’s Stock Option Plan, the New England Community Bancorp, Inc. 1996 Incentive and Nonqualified Compensatory Stock Option Plan and the New England Community Bancorp, Inc. 1990 Bank of South Windsor Non-Qualified Stock Option Plan; and

•

Registration Statement on Form S-8 (No. 333-37530), filed with the SEC on May 22, 2000 registering 750,000 shares of Common Stock issuable pursuant to the Webster Financial Corporation Employee Stock Purchase Plan.

On August 20, 2026, pursuant to the Transaction Agreement, dated as of February 3, 2026 (the “Transaction Agreement”), by and among the Registrant, Banco Santander, S.A., a Spanish sociedad anónima (“Banco Santander”), and Webster Virginia Corporation, a wholly owned subsidiary of the Registrant incorporated in the State of Virginia (“Webster Virginia”), (i) the Registrant merged with and into Webster Virginia (the “Reincorporation Merger”), with Webster Virginia continuing as the surviving corporation in the Reincorporation Merger, and (ii) immediately thereafter, Banco Santander acquired all outstanding shares of the common stock, par value $0.01 per share, of Webster Virginia through a statutory share exchange (the “Share Exchange”).

Immediately after the Share Exchange, (i) Banco Santander contributed all outstanding shares of the common stock, par value $0.01 per share, of Webster Virginia to Santander Holdings USA, Inc. (“SHUSA”) and (ii) immediately following such contribution, pursuant to the Agreement and Plan of Merger, dated as of August 19, 2026, by and between SHUSA and Webster Virginia (the “Merger Agreement”), Webster Virginia merged with and into SHUSA (the “IHC Merger”, and together with the Reincorporation Merger and the Share Exchange, the “Transactions”), with SHUSA continuing as the surviving corporation in the IHC Merger.

The foregoing description of the Transaction Agreement, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety, by (i) the Transaction Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 6, 2026 and (ii) the Merger Agreement, which is attached as Exhibit 2.3 to SHUSA’s Current Report on Form 8-K filed with the SEC on August 20, 2026.

In connection with the Transactions, the Registrant has terminated any and all offerings of the Registrant’s Common Stock (together with any and all plan interests and other securities) pursuant to the S-8 Registration Statements. Accordingly, in accordance with the undertakings made by the Registrant in each of the S-8 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s Common Stock, together with any and all other securities registered, that remains unsold or otherwise unissued at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, all Common Stock, together with any and all plan interests and other securities, registered under the S-8 Registration Statements that remain unsold as of the filing of these Post-Effective Amendments and terminates the effectiveness of each of the S-8 Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments and has duly caused these Post-Effective Amendments to the S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on August 20, 2026.

SANTANDER HOLDINGS USA, INC. as successor by merger to Webster Financial Corporation

By:	/s/ Gerard A. Chamberlain
Name:	Gerard A. Chamberlain
Title:	Executive Vice President and Senior Deputy General Counsel

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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